EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3/ASR No. 333-184450) of Ocean Rig UDW Inc. and in the related Prospectuses of our reports dated February 21, 2014, with respect to the consolidated financial statements and schedule of Ocean Rig UDW Inc., and the effectiveness of internal control over financial reporting of Ocean Rig UDW Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2013.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
February 21, 2014